Exhibit 99.2
WebMD Health Corp.
Supplemental Non-GAAP Financial Information of the Registrant
For the Quarters ended March 31, 2008, June 30, 2008, September 30, 2008 and December 31,
2008 and for the Year ended December 31, 2008
(in thousands)

	For the quarter ended,				For the year ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	December 31, 2008

Revenue:
Advertising and sponsorship	$56,482	$62,728	$72,438	$85,576	$277,224
Licensing	21,923	21,866	22,139	23,198	89,126
Print	2,245	1,410	2,220	1,317	7,192

	$80,650	$86,004	$96,797	$110,091	$373,542

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$16,332	$18,392	$25,467	$33,909	$94,100

Interest, taxes, non-cash and other items (b)
Interest income	3,453	2,350	2,616	2,033	10,452
Depreciation and amoritization	(6,672)	(7,087)	(7,056)	(7,106)	(27,921)
Non-cash advertising	(1,558)	—	(178)	(3,361)	(5,097)
Non-cash stock-based compensation	(3,680)	(3,465)	(3,512)	(2,657)	(13,314)
Impairment of auction rate securities	(27,406)	—	—	—	(27,406)
Restructuring	—	—	—	(2,910)	(2,910)
Income tax (provision) benefit	(3,432)	(4,501)	(7,375)	13,097	(2,211)

Income (loss) from continuing operations	(22,963)	5,689	9,962	33,005	25,693
Income (loss) from discontinued operations	(372)	663	804	(86)	1,009

Net income (loss)	$(23,335)	$6,352	$10,766	$32,919	$26,702

(a)	See Annex A — Explanation of Non-GAAP Financial Measures

(b)	Reconciliation of Non-GAAP measure to net income (loss)